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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 8, 2011
(Date of earliest event reported)

Commission File Number	Exact Name of Registrant as specified in its charter	State or Other Jurisdiction of Incorporation or Organization	IRS Employer Identification Number
1-12609	PG&E CORPORATION	California	94-3234914
1-2348	PACIFIC GAS AND ELECTRIC COMPANY	California	94-0742640

One Market, Spear Tower Suite 2400 San Francisco, California 94105 (Address of principal executive offices) (Zip Code) (415) 267-7000 (Registrant's telephone number, including area code)	77 Beale Street P.O. Box 770000 San Francisco, California 94177 (Address of principal executive offices) (Zip Code) (415) 973-7000 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 8, 2011, the Board of Directors of PG&E Corporation elected Anthony F. Earley, Jr. as Chairman of the Board, Chief Executive Officer and President of PG&E Corporation effective September 13, 2011 (“Start Date”).  Also on August 8, 2011, the PG&E Corporation Board of Directors elected Mr. Earley as the Chair of the Executive Committee of the Board effective on the Start Date.  A copy of the related press release is attached to this report as Exhibit 99.1.

Before joining PG&E Corporation, Mr. Earley, 62, was employed by DTE Energy Company (“DTE Energy”), an energy company headquartered in Detroit, Michigan that owns The Detroit Edison Company, a regulated electric utility, and Michigan Consolidated Gas Company, a regulated gas utility.  Since October 2010, Mr. Earley has served as Executive Chairman of the Board of DTE Energy, and from August 1998 through September 2010, he was Chairman of the Board and Chief Executive Officer of DTE Energy.

The following table provides a summary of Mr. Earley’s annual base salary, target cash incentive, and long-term equity award, including the amounts to be paid by customers and shareholders.

			% Paid by
Item (1)	Annual Amount	Prorated Amount for 2011	Customers	Shareholders
Base Salary	$1,250,000	$378,788	75%	25%

Target Cash Incentive (2)	$1,250,000	$378,788	0	100%

Long-Term Equity Award (3)		$2,000,000	0	100%

Total		$2,757,576	10%	90%

(1)  All compensation items are within a competitive range of amounts paid at comparable utilities for similar positions.
(2)  The actual payout amount will depend on the extent to which the company meets financial, operational and safety goals.
(3)  The actual payout value will depend on PG&E Corporation’s stock performance.

Mr. Earley will earn an annual base salary of $1,250,000.  In recognition of bonus amounts that Mr. Earley is forfeiting at DTE Energy, he will receive a one-time employment bonus of $1,500,000 that is subject to repayment during the three-year period after the Start Date.  The full amount of this employment bonus will be paid by PG&E Corporation shareholders.  If Mr. Earley voluntarily terminates his employment, or if his employment is terminated for cause, before the third anniversary of the Start Date, he must repay the following amounts:  (1) the entire employment bonus if such termination occurs before the first anniversary of the Start Date, (2) two-thirds of the employment bonus if such termination occurs before the second anniversary of the Start Date, and (3) one-third of the employment bonus if such termination occurs before the third anniversary of the Start Date.  If Mr. Earley’s employment terminates due to his death or disability, or if his employment is terminated without cause, repayment will not be required.

Mr. Earley will be eligible to participate in PG&E Corporation’s short-term incentive plan based on the extent to which the company meets or exceeds specified annual performance goals and subject to approval of the Compensation Committee of the PG&E Corporation Board of Directors.  Mr. Earley’s target participation rate will be equal to 100% of his annual base salary.

Mr. Earley will be entitled to receive an equity award under the PG&E Corporation Long-Term Incentive Plan (“LTIP”) that will consist of restricted stock units (“RSUs”) with a value of $800,000 and performance shares with a value of $1,200,000.  The number of RSUs and performance shares will be determined by dividing the aggregate value by the closing price of a share of PG&E Corporation common stock as reported on the New York Stock Exchange on the grant date.  The grant date is expected to be on the Start Date and will be determined in accordance with the PG&E Corporation Equity Grant Date Policy.  The RSUs will vest in four installments on the anniversary of the grant date over a four-year period:  20 percent of the RSUs will vest on each of the first, second and third anniversaries of the grant date, and 40 percent will vest on the fourth anniversary of the grant date, provided that Mr. Earley remains an employee on the annual vesting dates.  Vested RSUs will be settled in an equal number of shares of PG&E Corporation common stock.  The performance shares will vest, if at all, at the end of a performance period that will begin on the Start Date and end on December 31, 2013, based on the relative performance of PG&E Corporation common stock measured by total shareholder return (“TSR”) over the performance period as compared to the stock performance of comparator companies, and will be settled in shares of PG&E Corporation common stock, provided that Mr. Earley remains an employee on the vesting date.  RSUs will vest sooner if Mr. Earley dies or becomes disabled.  Any dividend rights that have accrued for the RSUs and the performance shares will be paid in cash at the time the RSUs or performance shares are settled.

After Mr. Earley has completed three years of employment with PG&E Corporation, in the event that his employment is terminated for reasons other than his voluntary termination or termination for cause, he will be entitled to receive “pro rata” vesting for all existing and future equity awards made under the LTIP.  A prorated portion of Mr. Earley’s equity awards will vest immediately in accordance with the number of days that Mr. Earley was employed by PG&E Corporation during the vesting period.

Mr. Earley also will receive a one-time inducement equity award under the LTIP as compensation for certain equity holdings that Mr. Earley is forfeiting at DTE Energy.  The award will consist of RSUs with a value of $2,500,000 and performance shares with a value of $3,500,000.  The full amount of this equity award will be paid by PG&E Corporation shareholders.  The grant date is expected to be on the Start Date, and will be determined in accordance with the PG&E Corporation Equity Grant Date Policy.  The RSUs will vest in equal installments on the first three anniversaries of the Start Date, provided that Mr. Earley remains an employee on the annual vesting dates.  Vested RSUs will be settled in an equal number of shares of PG&E Corporation common stock.  The performance shares will vest, if at all, at the end of a three-year performance period that will begin on the Start Date, based on the relative performance of PG&E Corporation common stock measured by TSR over the performance period as compared to the stock performance of comparator companies, provided that Mr. Earley remains an employee on the vesting date.  The vested performance shares will be settled in shares of PG&E Corporation common stock.  In the event that Mr. Earley’s employment is voluntarily or involuntarily terminated for reasons other than termination for cause, he will be entitled to receive “pro rata” vesting for this award.  A prorated portion of the award will vest immediately in accordance with the number of days that Mr. Earley was employed by PG&E Corporation during the vesting period.

Mr. Earley also is eligible to receive the benefits available to other officers of PG&E Corporation and PG&E Corporation’s subsidiary, Pacific Gas and Electric Company (the “Utility”), including an annual perquisite allowance of $35,000 subject to proration for 2011 and participation in the PG&E Corporation Supplemental Executive Retirement Plan (a non-tax-qualified defined benefit pension plan) and the PG&E Corporation Supplemental Retirement Savings Plan (a non-tax-qualified deferred compensation plan).  These plans and benefits are described in PG&E Corporation’s and the Utility’s 2011 joint proxy statement.  In addition to the standard executive relocation package, Mr. Earley is eligible for mortgage assistance payments of $100,000 per year for up to three years if he purchases a home in the San Francisco Bay Area in connection with his relocation.

    Mr. Earley has waived his eligibility to participate the PG&E Corporation Officer Severance Policy in exchange for receiving reasonable relocation costs for relocation to Detroit in the event of his separation from employment.

C. Lee Cox, who has been serving as interim Chairman of the Board, Chief Executive Officer and President of PG&E Corporation since May 1, 2011, has given notice of his resignation from these positions effective September 12, 2011.  Mr. Cox will also resign from his position as Chair of the Executive Committee of the PG&E Corporation Board of Directors, effective September 12, 2011, although he will remain a member of that committee.  Mr. Cox will remain the interim Chair of the Executive Committee of the Utility’s Board of Directors.  The Boards of Directors of PG&E Corporation and the Utility have reappointed Mr. Cox to his prior roles of independent lead director of each company’s Board, replacing Maryellen C. Herringer, who has served as the interim independent lead director of each Board since May 1, 2011.  In addition, the PG&E Corporation Board of Directors has reappointed Mr. Cox to his prior roles as a member of the Finance Committee and the Compensation Committee, as well as the Chair of the Compensation Committee, replacing Barbara L. Rambo, who has served as the interim Chair of the Compensation Committee since May 1, 2011.  The Utility’s Board of Directors also has reappointed Mr. Cox as the non-executive Chairman of the Board, replacing Ms. Herringer, who has served as the interim Chairman of the Board of the Utility since May 1, 2011.  All of Mr. Cox’s reappointments will become effective on September 13, 2011.

PG&E Corporation’s and the Utility’s Corporate Governance Guidelines require that at least 75% of each Board be composed of independent directors, defined as directors who (1) are neither current nor former officers or employees of, nor consultants to, PG&E Corporation or its subsidiaries, (2) are neither current nor former officers or employees of any other corporation on whose board of directors any officer of PG&E Corporation serves as a member, and (3) otherwise meet the definition of “independence” set forth in the applicable stock exchange rules.  The guidelines also require that certain Board committees (including the Finance Committee) be composed entirely of independent directors and that each company have an independent lead director.  The guidelines state that neither service as an executive officer on an interim basis for no longer than one year, nor the receipt of compensation for such interim service, will disqualify a director from being considered independent.  After Mr. Cox’s resignation as PG&E Corporation’s interim Chairman of the Board, Chief Executive Officer and President becomes effective, Mr. Cox will qualify as independent, as defined in these guidelines and applicable stock exchange rules.  The newly constituted committees and Board structure will continue to comply with applicable stock exchange requirements and the guidelines.

There are no arrangements or understandings pursuant to which Mr. Earley was selected as a director of PG&E Corporation.  Mr. Earley does not have any relationship or related transaction with PG&E Corporation or the Utility that would require disclosure pursuant to Item 404(a) of Securities and Exchange Commission Regulation S-K.

Item 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 8, 2011, the Board of Directors of PG&E Corporation adopted a resolution to amend the company’s Bylaws to increase the authorized number of directors from ten to eleven.  The amendment to the Bylaws is effective September 13, 2011.  The text of the amendment to PG&E Corporation’s Bylaws is attached to this report as Exhibit 99.2.

Item 9.01 Financial Statements and Exhibits

Exhibit 99.1	Press Release Dated August 8, 2011
Exhibit 99.2	Amendment to Bylaws of PG&E Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized.

PG&E CORPORATION

By:	LINDA Y.H. CHENG
Linda Y. H. Cheng Vice President, Corporate Governance and Corporate Secretary

PACIFIC GAS AND ELECTRIC COMPANY

By:	LINDA Y.H. CHENG
Linda Y.H. Cheng Vice President, Corporate Governance and Corporate Secretary

Dated:           August 9, 2011

Exhibit Index

Exhibit 99.1	Press Release Dated August 8, 2011
Exhibit 99.2	Amendment to Bylaws of PG&E Corporation